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                                                                    EXHIBIT 23.2

                       Consent of Independent Accountants

   We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 20, 1998 relating to the consolidated financial statements of Dynamic Circuits Inc. and subsidiary which appears in such Registration Statement. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
San Jose, California

February 12, 2001